UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2016

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices)
(502) 778-4421
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 on Form 8-K/A ("Form 8-K/A") amends the Current Report on Form 8-K filed by Turning Point Brands, Inc. (the "Company") with the Securities and Exchange Commission on June 15, 2016 (the "Original Form 8-K") to correct the press release attached as Exhibit 99.1 to the Original Form 8-K (the "Original Press Release"). Schedule A of the Original Press Release, as issued and furnished, inadvertently omitted a column presenting the Company’s reconciliation of net income for the year ended December 31, 2015 to Adjusted EBITDA. A corrected Schedule A, that includes this reconciliation, is attached to this Current Report on Form 8-K/A as Exhibit 99.2. The Company has posted a corrected copy of the Original Press Release, including the corrected Schedule A, on its website at www.turningpointbrands.com. No other changes to the information in the Original Form 8-K, including the Original Press Release, have been made.

Item 2.02.	Results of Operations and Financial Condition.

The information included on Schedule A, attached as Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to this Item 2.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.2	Schedule A (as corrected) to Press Release, dated June 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: June 17, 2016	By:	/s/ James Dobbins
James Dobbins
Senior Vice President, General Counsel and Secretary